EXHIBIT 5.1


                                                                7777 GLADES ROAD
                                                                       SUITE 300
          [BC LOGO]                                    BOCA RATON, FLORIDA 33434
                                                         TELEPHONE: 561.483.7000
                                                         FACSIMILE: 561.483.7321
                                                          www.broadandcassel.com

                                 March 31, 2004

Hollywood Media Corp.
2255 Glades Road, Suite 221-A
Boca Raton, Florida 33431


         Re:      Hollywood Media Corp. (the "Company")
                  Registration Statement on Form S-3, as amended
                  (File No. 333-113531)


Ladies and Gentlemen:

         We have acted as counsel to the Company with respect to the preparation and filing with the U.S. Securities and Exchange Commission of the accompanying Registration Statement on Form S-3, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"). You have requested our opinion with respect to the 6,180,901 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issued by the Company and 1,732,006 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of warrants issued by the Company (the "Warrants"), both as described in the Registration Statement.

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we may deem relevant and necessary for the opinion expressed in this opinion letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the Shares have been legally issued and are fully paid and nonassessable, and that when issued in accordance with the terms of the Warrants, the Warrant Shares will have been legally issued and will be fully paid and nonassessable.



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Hollywood Media Corp.
March 31, 2004
Page 2


         The opinion expressed herein is based on Florida law, including the statutes and constitution of the State of Florida as in existence on the date hereof and the reported judicial decisions interpreting such statutes and constitution.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


                                     Very truly yours,


                                     /s/ Broad and Cassel


                                     BROAD AND CASSEL